                                                                   EXHIBIT 10.05

                     AMENDED AND RESTATED HET/JCC AGREEMENT

         THIS AMENDED AND RESTATED HET/JCC AGREEMENT (this "Agreement") is made and entered into this 30th day of March, 2001, by and among JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company ("JCC"), HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("HET"), HARRAH'S OPERATING COMPANY, INC., a Delaware corporation ("HOCI") and JCC Holding Company, a Delaware corporation ("JCC Holding Company").

                                    RECITALS

         A. JCC, HET and HOCI previously entered into that certain HET/JCC Agreement dated October 29, 1998 (the "Prior Agreement").

         B. JCC and the State of Louisiana (the "State") by and through the Louisiana Gaming Control Board (the "LGCB") have entered into that certain Amended and Renegotiated Casino Operating Contract dated as of October 30, 1998, as amended in that certain First Amendment to Amended and Renegotiated Casino Operating Contract dated as of October 19, 1999, and that certain Second Amendment to Amended and Renegotiated Casino Operating Contract dated as of March __, 2001 (as amended, the "Casino Operating Contract").

         C. Pursuant to the Casino Operating Contract, JCC agrees to pay a certain Minimum Payment (as defined in the Casino Operating Contract) to the LGCB.

         D. The Casino Operating Contract requires that JCC cause to be provided a Minimum Payment Guaranty (as defined in the Casino Operating Contract) to the LGCB for each year for the Term (as defined in the Casino Operating Contract).

         E. Harrah's New Orleans Management Company (the "Manager") and JCC have concurrently herewith entered into that certain Third Amended Casino Management Agreement of even date herewith (the "Casino Management Agreement"). The Manager, HET, HOCI, JCC, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C., and JCC Development Company, L.L.C., have entered into that certain Revolving Credit Agreement of even date herewith (the "Revolving Credit Agreement").

         F. JCC as issuer, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C., and JCC Development Company, L.L.C., as Guarantors, and Wells Fargo Bank Minnesota, National Association, as Trustee have entered into that certain Indenture of even date herewith (the "Indenture").

         G. The parties to this Agreement, the Revolving Credit Agreement and the Indenture have entered into that certain Intercreditor Agreement of even date herewith (the "Intercreditor Agreement").


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         H. As a condition to the effectiveness of the Revised Plan (as defined in the Casino Operating Contract), HET and HOCI (the "Guarantors") have agreed for a limited period of time to provide a Minimum Payment Guaranty to the LGCB on the terms and conditions set forth herein.

         I. HET, HOCI and JCC desire to supersede the Prior Agreement in its entirety and replace it with this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Prior Agreement Superseded; Minimum Payment Guaranty

              (a) Prior Agreement. The Prior Agreement is hereby terminated in its entirety and superseded by this Agreement.

              (b) Obligation. For a period ending no later than March 31, 2005, the Guarantors shall provide the Four Year Unconditional Minimum Payment Guaranty (as defined in the Casino Operating Contract) for the periods from April 1, 2001 to March 31, 2002 ("Year 1"), April 1, 2002 to March 31, 2003
("Year 2"), April 1, 2003 to March 31, 2004 ("Year 3"), and April 1, 2004 to
March 31, 2005 ("Year 4"). Year 1, Year 2, Year 3, and Year 4 and any future years as to which a guaranty may be provided pursuant to Section 2(b) hereof are herein referred to collectively as "Guaranty Years."

         2. Fees

              (a) Annual Fees. In consideration of the Guarantors providing the Four Year Unconditional Minimum Payment Guaranty, JCC shall pay the Guarantors an annual fee as follows:

                       Year 1            $4,100,000
                       Year 2            $3,000,000
                       Year 3            $1,800,000
                       Year 4            $  600,000

Said fee is computed based on two percent (2%) of the average amount at risk. The total amount at risk during Year 1 is $230 million ($50 million for Year 1, $60 million for Year 2, $60 million for Year 3, and $60 million for Year 4), for Year 2 is $180 million ($60 million for Year 2, $60 million for Year 3 and $60 million for Year 4), for Year 3 is $120 million ($60 million for Year 3 and $60 million for Year 4) and for Year 4 is $60 million. Each day during each Guaranty Year the amount at risk for that Guaranty Year declines pro rata down to zero at the end of that Guaranty Year. The average amount at risk during each Guaranty Year is one half of the total of (i) the amount at risk at the beginning of the Guaranty Year (ii) plus the amount at risk at the end



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of the Guaranty Year. Said fee of two percent (2%) of the average amount at risk is calculated as follows (in millions):

                    Year 1    Year 2    Year 3    Year 4
                    ------    ------    ------    ------
Beginning Risk       $230      $180      $120      $ 60
Ending Risk          $180      $120      $ 60      $  0
Average at Risk      $205      $150      $ 90      $ 30
2% of Average        $4.1      $3.0      $1.8      $0.6

Said fee, together with any guaranty fees for providing a Minimum Payment Extension Guaranty (as defined in the Casino Operating Contract), are collectively referred to herein as the "Guaranty Fee".

              (b) Additional Minimum Payment Guaranty. The Casino Operating Contract requires JCC to obtain a Minimum Payment Extension Guaranty prior to the beginning of Year 3 which covers the third succeeding year and each year thereafter. The Guarantors do not hereby agree to provide any Minimum Payment Extension Guaranty or any other guaranty and are under no obligation to provide any such additional guaranties. The Guarantors in their sole discretion may elect to provide any Minimum Payment Extension Guaranty by written notice not less than one-hundred fifty (150) days prior to the date JCC is obligated to obtain any such Minimum Payment Extension Guaranty. If the Guarantors in their sole discretion elect to provide any Minimum Payment Extension Guaranty, such Minimum Payment Extension Guaranty shall be subject to Sections 5.11(d) and 5.15 of the Indenture. The Guarantors shall have no obligation hereunder to provide JCC any notice of its intention or decision not to provide any Minimum Payment Extension Guaranty.

              (c) Payment. The Guarantors agree to defer receipt of the Guaranty Fee for Year 1 to be due and payable in four (4) equal installments due on March 31, 2002, March 31, 2003, March 31, 2004 and March 31, 2005; provided that any then unpaid installment of the deferred Guaranty Fee for Year 1 shall be due and payable in full upon any termination of the Casino Management Agreement. The Guaranty Fee for each Guaranty Year after Year 1 shall be due and payable in four (4) equal installments on June 30, September 30, December 31 and March 31 of such Guaranty Year.

         3. Minimum Payment Guaranty Loans.

              (a) Loans. Any amount drawn by the LGCB or the State pursuant to the Four Year Unconditional Minimum Payment Guaranty or any Minimum Payment Extension Guaranty provided by the Guarantors in their sole discretion (the "Guaranty") or advanced by the Guarantors pursuant to Section 4(c) or (e) hereof or otherwise due to Guarantors pursuant to this Agreement shall be a loan obligation of JCC to the Guarantors (such obligation together with any interest due thereon, a "Minimum Payment Guaranty Loan"). Each Minimum Payment Guaranty Loan shall bear interest from the date such Minimum Payment Guaranty Loan is incurred through the date such Minimum Payment Guaranty Loan is repaid in full at the same rate of interest as on the amounts outstanding pursuant to the Revolving Credit Agreement with respect to Base Rate Loans (as defined in the Revolving Credit Agreement). Accrued interest with respect to each



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Minimum Payment Guaranty Loan shall be due and payable by JCC monthly in arrears on the last day of each month and on the date of repayment of such Minimum Payment Guaranty Loan.

              (b) Due Date. Each Minimum Payment Guaranty Loan shall be due and payable on the earliest of:

                  (i) the date on which a JCC Bankruptcy Event (as defined in Section 5(c) hereof) occurs;

                  (ii) at Guarantor's election, at any time on or after the date the indebtedness under the Indenture or the Revolving Credit Agreement is declared due and payable prior to the scheduled maturity thereof (an "Acceleration Event"), provided, that, if, prior to the occurrence of an Acceleration Event, the Manager has received notice from JCC that the Casino Management Agreement is being terminated pursuant to Section 17.03 of the Management Agreement (a "Termination Notice"), then if such subsequent Acceleration Event was caused solely by the existence of an "Event of Default" under (and as defined in) Section 17.01 of the Casino Management Agreement with respect to the Manager or pursuant to Section 17.02 of the Management Agreement (collectively "Manager Default"), then such Minimum Payment Guaranty Loan shall nevertheless not be due and payable until the first anniversary of the date on which the Manager received such Termination Notice.

                  (iii) at Guarantor's election, at any time on or after the date an Event of Default exists under any of clauses (i), (iii), (iv), (v) and
(vi) of Section 5(a) hereof (a "Default Event"), provided, that, if prior to the occurrence of a Default Event, the Manager has received a Termination Notice, then if such Default Event under this clause (iii) was caused solely by the existence of a Manager Default, then such Minimum Payment Guaranty Loan shall nevertheless not be due and payable until the first anniversary of the date on which the Manager received such Termination Notice; or

                  (iv) the date which is the first anniversary of the date on which such Minimum Payment Guaranty Loan was made hereunder, provided, that, if prior to the end of such one year period under this clause (iv), the Manager receives a Termination Notice, then such Minimum Payment Guaranty Loan shall not be due and payable until the first anniversary of the date on which the Manager received such Termination Notice.

         4. Collateral and Covenants

              (a) Mortgage and other Shared Security Documents. To secure repayment of any Minimum Payment Guaranty Loan hereunder, JCC and certain other "Credit Parties" (as defined in the Intercreditor Agreement) have concurrently herewith provided the Mortgage and the other Shared Security Documents (as defined in the Intercreditor Agreement) for the benefit of the Guarantors and other parties as set forth in the Intercreditor Agreement. The Mortgage and the other Shared Security Documents secure repayment of any Minimum Payment Guaranty Loans (including, without limitation, Minimum Payment Guaranty Loans made pursuant to any Minimum Payment Extension Guaranty provided by the Guarantors in their sole discretion).



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              (b) Expiration of Agreement. Upon the expiration of this Agreement pursuant to Section 7 hereof, the Guarantors' rights under the Mortgage and the other Shared Security Documents shall terminate except with respect to any Minimum Payment Guaranty Loan then outstanding or other obligations to the Guarantors under this Agreement. Upon the satisfaction in full of all Minimum Payment Guaranty Loans and all other obligations to the Guarantors hereunder, the Guarantors, upon request from JCC, agree to release their rights under the Mortgage and the other Shared Security Documents or assign such rights to any substitute or successor provider of a Minimum Payment Guaranty designated by JCC.

              (c) Preservation Obligations of JCC

                  (i) JCC shall timely pay (A) all expenses and costs required to comply with Section 9.20 - "Insurance Coverages" of the Casino Operating Contract; (B) all expenses and costs required to comply with Section 9.25 - "Maintenance of Casino" of the Casino Operating Contract; (C) all Impositions (as defined in the Casino Operating Contract) required to comply with Section
9.31 - "Payment of Impositions" of the Casino Operating Contract; and (D) all rent and other payments due under the Casino Lease (as defined in the Casino Operating Contract) required to comply with Section 9.5(b) - "Performance and Payment of Operating Expense Obligations" of the Casino Operating Contract (collectively, the "Preservation Costs").

                  (ii) If JCC fails to pay any of the Preservation Costs within thirty (30) days of the due date thereof, then after notice and five (5) days opportunity to cure, the Guarantors may thereafter pay such Preservation Costs and any amounts advanced shall be Minimum Payment Guaranty Loans and additional obligations secured by the Mortgage and the other Shared Security Documents.

                  (iii) JCC shall continuously maintain business interruption insurance in accordance with the Casino Lease (as defined in the Casino Operating Contract), the Casino Operating Contract, the Casino Management Agreement, and any reasonable additional requirements of the Guarantors as may be required to assure that JCC maintains sufficient insurance so that JCC is covered for any business interruption that may result in a suspension of Casino Operations (as defined in the Casino Operating Contract). If JCC fails to obtain and maintain such insurance, the Guarantors may upon notice and five (5) days opportunity to cure, obtain such insurance on behalf of JCC and the cost of any such insurance incurred by the Guarantors shall be a Minimum Payment Guaranty Loan and an additional obligation secured by the Mortgage and the other Shared Security Documents.

              (d) Revolving Credit Agreement Provisions. The representation, warranties and covenants set forth in Sections 4, 5 and Part II of Exhibit B of the Revolving Credit Agreement (the "Representations, Warranties and Covenants") are hereby incorporated herein by reference and made a part hereof as in effect as of the date hereof and without regard to any future amendments, modifications or waiver thereof (unless expressly agreed to in writing by the Guarantors) and shall remain incorporated herein and a part hereof whether or not the Revolving Credit Agreement expires or is terminated. In addition to the foregoing, at any time a Minimum Payment Guaranty Loan is outstanding, each of JCC Holding Company and JCC agrees to, and each agrees to cause its Subsidiaries to, comply with the following additional covenants applicable



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to such persons (capitalized terms used in the following covenants and not otherwise defined in this Agreement shall have the meaning assigned to them in the Revolving Credit Agreement):

                  (i) JCC Holding Company will not, and will not permit any of its Subsidiaries to, make loans, advances or other Investments to JCC Holding Company or any Unrestricted Subsidiary except (A) JCC may make dividends to, or payments on behalf of, JCC Holding Company to cover Holding Company Costs in accordance with Section 5.5(e) of the Indenture and Section 5.5(v) of the Revolving Credit Agreement and (B) JCC may make loans to any Unrestricted Subsidiary (other than an Unrestricted Subsidiary which has been released from its Subsidiary Guaranty pursuant to Section 7.5 of the Revolving Credit Agreement and Section 10.5 of the Indenture, which has transferred assets pursuant to such provisions, or which is a Subsidiary of any Unrestricted Subsidiary described in this parenthetical), to (1) pay property and franchise taxes, if any, and (2) to pay pre-development and/or development costs; provided that (x) no amounts shall be loaned pursuant to the foregoing provisions of this clause (d)(i) more than three Business Days before the date of the use of such amounts by the respective Unrestricted Subsidiary to make the payments in respect of which the loans are being made and (y) the aggregate amount of loans made for the purposes described in this clause (d)(i) shall not exceed, in the aggregate, $1,500,000 in any fiscal year (with the amount so loaned in each case determined without regard to any write-downs or write-offs in respect of the amounts so loaned); provided that any amounts up to $1,000,000 not spent in the fiscal year ended December 31, 2001 may be carried over to fiscal year ended December 31, 2002; and

                  (ii) JCC Holding Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures in excess of funds deposited in the Reserve Fund; provided, however, that in the event any Unrestricted Subsidiary incurs Indebtedness for borrowed money (from any Person other than JCC Holding Company or its Subsidiaries) in excess of $2,500,000 for purposes of developing real property owned or leased by it and as long as (i) no Event of Default hereunder exists at the time of such incurrence or immediately after giving effect thereto, (ii) such Unrestricted Subsidiary is being released from all other direct and indirect guarantees by it of Indebtedness of JCC Holding Company and its Subsidiaries (other than Unrestricted Subsidiaries), and (iii) such Unrestricted Subsidiary repays in full any and all Indebtedness to JCC Holding Company and its Subsidiaries, then such Unrestricted Subsidiary may make Capital Expenditures;

                  (iii) JCC Holding Company will not, and will not permit any of its Subsidiaries to, prepay any expenses or pay any bonuses or similar discretionary advances to any employee except that (A) JCC Holding Company and its Subsidiaries may prepay expenses to the extent such prepayments are in the ordinary course of such person's business, consistent with past practices of such person and necessary to support the going-concern of such person's business and



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(B) JCC Holding Company and JCC may pay bonuses to the extent such payments are in the ordinary course of such person's business, consistent with past practices and have been approved by the board of directors of JCC Holding Company (including those board members consisting of nominees of HET and affiliates of HET);

                  (iv) JCC Holding Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (A) otherwise permitted by the Revolving Credit Agreement and (B) Net Cash Proceeds from such Asset Sale consist exclusively of Cash; and

                  (v) JCC will not make any expenditures unless expressly authorized by the Budget (as defined in the Casino Management Agreement).

              (e) Cash Management. At any time when Minimum Payment Guaranty Loans and/or Revolving Loans are outstanding, JCC shall immediately apply any and all balances of Cash and Cash Equivalents (as such terms are defined in the Revolving Credit Agreement) it holds (net of amounts required to be deposited into the Net Cash Proceeds Account pursuant to (and as defined in) the Indenture and the Revolving Credit Agreement) that are in excess of the amount (the "Retention Amount") equal to the sum of (i) $2,875,000 plus (ii) the amount required to be retained by JCC pursuant to applicable Gaming Regulations (as defined in the Revolving Credit Agreement) at such time plus (iii) the cash portion of the House Bank (as defined in the Casino Management Agreement), first, to prepay any and all outstanding Minimum Payment Guaranty Loans, in the order in which loans were incurred, until such Minimum Payment Guaranty Loans are paid in full, and second, to prepay any and all outstanding Revolving Loans under (and as defined in) the Revolving Credit Agreement until such Revolving Loans are paid in full. JCC agrees that to the extent it does not have cash in excess of the Retention Amount that is sufficient to pay any Minimum Payment due and owing (after giving effect to the application of such excess cash in accordance with the preceding sentence), it will make such Minimum Payments from proceeds of Revolving Loans under the Revolving Loan Agreement. If at any time
(i) JCC does not have cash in excess of the Retention Amount that is sufficient to pay any Minimum Payment due and owing (after giving effect to the application of such excess cash in accordance with the first sentence of this Section 4(e)) and (ii) JCC is not permitted to borrow sufficient Revolving Loans under the terms of the Revolving Loan Agreement to make such Minimum Payment (as a result of outstanding and proposed Revolving Loans exceeding $35,000,000, the existence of an "Event of Default" thereunder or otherwise), then the Guarantors may elect to make Minimum Payments even if no demand has been made by the State or LGCB pursuant to the Guaranty and such amounts advanced by the Guarantors (together with interest thereon) shall be Minimum Payment Guaranty Loans for all purposes under this Agreement.

         5. Events of Default and Remedies

              (a) Events of Default. The following shall constitute events of default ("Events of Default") under this Agreement:



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                  (i) termination of the Casino Operating Contract or Casino
Lease;

                  (ii) occurrence of a JCC Bankruptcy Event (as hereinafter defined);

                  (iii) failure to repay any Minimum Payment Guaranty Loan or interest thereon when due;

                  (iv) termination of the Casino Management Agreement other than as a result of any Permitted Termination;

                  (v) the sum of the items described in the following clauses
(A) through (D) exceed $20,000,000 at any time outstanding and remains outstanding for five days:

                    (A) the aggregate amount of all unpaid reimbursement and other payment obligations hereunder and under the Minimum Payment Guaranty (but excluding contingent obligations in respect to amounts not yet drawn or made available pursuant to this Agreement or the Minimum Payment Guaranty) which have been waived, deferred or not paid when due pursuant to the terms of this Agreement and the Minimum Payment Guaranty, each as in effect on the date hereof and, without duplication, the amount of all loans and advances made or deemed made pursuant to this Agreement and the Minimum Payment Guaranty and all accrued and unpaid interest thereon;

                    (B) the aggregate amount of unpaid obligations under the Casino Management Agreement (or any replacement agreement or agreements) which have been waived, deferred or not paid when due pursuant to the terms of the Casino Management Agreement (without giving effect to any waiver or modification thereto);

                    (C) the aggregate amount of interest and fees accrued or accruing pursuant to the Credit Documents (as defined in the Revolving Credit Agreement) which have been waived, deferred or not paid on a timely basis pursuant to the terms of the Credit Documents as in effect on the date hereof (or, in the case of any replacement Revolving Credit Agreement with a lender other than HET and any of its affiliates, as in effect on the date of the entering into thereof in accordance with the relevant requirements of Section 5.15(b) of the Indenture); and

                    (D) any other amounts (excluding trade payables in the ordinary course which do not remain unpaid more than 90 days after the respective trade payable came into existence, and principal and unpaid drawings under the Credit Documents to the extent permitted to be outstanding pursuant to
Section 5.12(e) of the Indenture) owing to HET or any of its subsidiaries by JCC Holding Company, JCC or any of their subsidiaries (excluding Unrestricted Subsidiaries which have been released from, or are not a party to, any Guaranty (as defined in the Indenture)); or



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                  (vi) the breach by JCC Holding Company or any of its
Subsidiaries of (A) any covenant under Section 4(d)(i)-(v), inclusive, and/or
(B) any other non-monetary provisions of this Agreement which breach under this clause (B) shall have continued for thirty (30) days after notice from Guarantors to JCC Holding Company, giving opportunity for JCC Holding Company and its Subsidiaries to cure within such 30-day period.

              (b) Remedies. Upon an Event of Default and subject to Section 3 hereof, the Guarantors may (i) declare all Minimum Payment Guaranty Loans and other obligations of JCC hereunder to be due and payable (provided that if any Event of Default exists pursuant to Section 5(a)(ii), all Minimum Payment Guaranty Loans and other obligations of JCC hereunder shall automatically be due and payable) and/or (ii) exercise any and all remedies under the Mortgage and the other Shared Security Documents subject to and in accordance with the Intercreditor Agreement. JCC shall reimburse the Guarantors for any reasonable attorneys' fees or other cost and expenses of enforcing its rights under this Agreement.

              (c) JCC Bankruptcy Event. "JCC Bankruptcy Event" shall mean the commencement of any case or proceeding seeking liquidation, reorganization or other relief with respect to JCC under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of JCC or the property of JCC, which, in the case of an involuntary proceeding only, is not dismissed within thirty (30) days after its commencement, or if JCC shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of its creditors, or shall take any limited liability company action to authorize any of the foregoing or if JCC is unable to demonstrate its continuing ability to pay in full amounts due in the ordinary course of Casino operations, including its Debt (as defined in the Casino Operating Contract) and obligations as they become due according to their terms.

         6. Litigation. Without the prior written consent of the Guarantors, JCC shall not institute any legal action against the LGCB or the State affirmatively seeking an award of damages related to the Casino Operating Contract or assert that JCC has continuous rights to operate the Casino after a termination of the Casino Operating Contract as a result of JCC ceasing Gaming Operations or failing timely to provide the LGCB a Minimum Payment Guaranty.

         7. Expiration of Guaranty. The obligation of the Guarantors to provide a Minimum Payment Guaranty shall expire on March 31, 2005, unless otherwise agreed by Guarantors in their sole discretion. This Agreement shall expire at such time as no Guaranty shall be outstanding and all Guaranty Fees or Minimum Payment Guaranty Loans or other obligations of JCC pursuant to this Agreement shall have been indefeasibly paid and satisfied in full.

         8. Governing Law. This Agreement shall be governed and construed in accordance with the internal substantive laws of the State of New York regardless of the laws which might otherwise govern under New York's or other applicable concepts of conflicts of law.



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         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Severability. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such instrument.

         11. Conflict. If there is any conflict or inconsistency between this Agreement and the provisions of any exhibit attached hereto, the provisions of this Agreement shall control.

         12. Entire Agreement. This Agreement and the Revolving Credit Agreement, as written, contains all of the terms and conditions agreed among JCC Holding Company and its Subsidiaries and the Guarantors relating to the matters covered by this Agreement, it being agreed that all understandings and agreements heretofore and among such parties or any of them relating to the matters covered by this Agreement are merged in this Agreement which alone fully and completely expresses their agreement and understanding.

         13. Captions. The headings on the sections in this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.

         14. Notices. All notices or other communications required or permitted to be given or delivered pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by Certified United States mail, postage prepaid, with return receipt requested, overnight courier service or facsimile transmission with receipt confirmed. Any party hereto may from time to time, by notice in writing served upon the other parties hereto pursuant to this
Section 14 designate a different address or person to whose attention notices shall be given. Notices hereunder shall be deemed given upon receipt. The addresses of the parties hereto for notices are:

             JCC or JCC            Jazz Casino Company, L.L.C.
             Holding Company:      One Canal Place, Suite 900
                                   New Orleans, LA 70130
                                   Attn:  Chief Executive Officer

             HET and HOCI:         Harrah's Entertainment, Inc.
                                   One Harrah's Court
                                   Las Vegas, NV 89193-8905
                                   Attn: General Counsel

         15. Advice From Counsel. The parties hereto understand that this Agreement may affect legal rights. The parties hereto represent that they have received legal advice from counsel of their choice in connection with the negotiation and execution of this Agreement and are satisfied with their legal counsel and the advice received.



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         16. Access to Documents. Each party hereto acknowledges that it (i) has been given the opportunity to review all information and documents with respect to the subject matter of this Agreement; (ii) has made an independent investigation in making its decision to enter into this Agreement; and (iii) is not relying on any statements or representations by any other party hereto in entering into this Agreement other than as expressly set forth in this Agreement.

         17. Successors and Assigns. This Agreement shall be binding upon the parties hereto and each of their respective successors and assigns and inure to the benefit of the parties hereto and each of their respective successors and assigns.

         18. Amendments. Any amendment to this Agreement may only be made and shall only be effective upon written approval of all parties hereto.

         19. Further Document Modifications. The parties hereto agree to negotiate in good faith such modifications to agreements as may be necessary or appropriate to effect the purpose and intent of this Agreement.

         20. Waiver and Release

              (a) No Assurances

                  (i) The Guarantors have entered into this Agreement as a condition to the effectiveness of the Plan. As a prerequisite to maintaining the effectiveness of the Casino Operating Contract, the Casino Operating Contract requires that commencing April 1, 2003, JCC annually provide to the LGCB a Minimum Payment Extension Guaranty. In entering into this Agreement, the Guarantors have no obligation to provide any Minimum Payment Extension Guaranty, but rather have agreed only to provide the Guaranty for the period and on terms and conditions specified herein. The Guarantors have expressly informed JCC that they have not agreed to renew this Agreement or provide any Minimum Payment Extension Guaranty or any other guaranty beyond March 31, 2005. The Guarantors have informed JCC that any decision they make concerning whether to renew the Guaranty or this Agreement or provide any Minimum Payment Extension Guaranty or any other guaranty will be made in their sole discretion, acting only in their best interests. JCC hereby acknowledges that (A) the Guarantors are not obligated to and have not given any assurances to JCC that they will renew this Agreement or provide any Minimum Payment Extension Guaranty or any other guaranty beyond March 31, 2005, (B) the Guarantors have the right to make any such renewal decision or decision to provide any Minimum Payment Extension Guaranty or any other guaranty by considering only their best interests, and (C) the Guarantors need not consider the interests of any other parties in making any such renewal decision or decision to provide any Minimum Payment Extension Guaranty or any other guaranty, notwithstanding that the Guarantors are involved in a number of capacities in respect of JCC.

                  (ii) JCC hereby agrees that by entering into this Agreement or providing a Guaranty or otherwise, the Guarantors are not now, and in the past have not, made any assurances or guarantees concerning the financial results of the Casino, nor are or have the Guarantors made any assurances or guarantees that the Casino will be financially successful or will perform as projected in the projections and/or feasibility studies included in the Plan and the Disclosure Statement distributed in connection with the Plan confirmation process.

                  (iii) JCC hereby agrees and acknowledges that any future representation, warranty, assurance or other guaranty by the Guarantors or any of their subsidiaries or other affiliates to JCC concerning the renewal of the Guaranty or this Agreement or provision of any Minimum Payment Extension Guaranty or any other guaranty, the operation of the Casino, the financial results of the Casino, or any other matter concerning the Casino or the Plan shall only be effective if set forth in writing and properly executed by the party to be charged.

              (b) Releases

                  (i) JCC hereby releases and waives and agrees not to bring any Claims against the Guarantors, whether a known Claim or an Unknown Claim, that may arise in any way, in whole or in part, out of (A) the Guarantors' decision either to renew or not renew the Guaranty or this Agreement or to provide or not to provide any Minimum Payment Extension Guaranty or any other guaranty, (B) the Guarantors acting in their own best interests in connection with the execution, renewal or failure to renew the Guaranty or this Agreement or the provision or decision not to provide any Minimum Payment Extension Guaranty or any other guaranty, and/or (C) any alleged assurance or guarantee by the Guarantors concerning the operation of the Casino, the financial results of the Casino or any other matter concerning the Casino or the Plan, unless such Claim is based on a writing (but in any event cannot be based on this Agreement or the Guaranty) properly executed by the party against whom such a claim is being made.

                  (ii) JCC also hereby specifically waives any rights it might have under Louisiana Civil Code Article 3083 and all other applicable or similar law to this same or similar effect as the matters described in Section 20(b)(i) hereof, including but not limited to, any purported right to challenge the validity or seek rescission of, or to vitiate, the releases set forth above in
Section 20(b)(i) hereof on the ground that any information was kept concealed from it and agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind or limit the extent of the above release on any such ground is hereby expressly waived.

              (c) Definitions. For the purposes of Sections 20(b)(i) and (ii) hereof:

                  (i) "Claim" or "Claims" shall mean any action or actions, cause or causes of action, in law or equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and/or reasonable attorneys' fees of any nature whatsoever.

                  (ii) "Guarantor" shall include HET, HOCI, Harrah's Crescent City Investment Company, Harrah's New Orleans Management Company, their successors and assigns, and all direct or indirect subsidiaries, and each of their parents, subsidiaries, officers, directors, corporate representatives, employees, agents, lawyers and accountants and all persons acting or claiming through, under or in concert with any of them.

                  (iii) "Unknown Claim" or "Unknown Claims" means any and all Claims, including without limitation, any Claim which any of the parties hereto does not know or even suspect to exist in his, her, or its favor at the time of the giving of the releases and waivers set forth in Section 20(b)(i) and (ii) hereof which, if known by him, her or it might have affected his, her or its decision regarding the releases and waivers. Each of the parties acknowledges that he, she or it might hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the matters herein released and waived, but each shall be deemed to have fully, finally and forever released any and all Claims.

         21. No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement. JCC hereby acknowledges that the Guaranty provides that there shall be no third party beneficiaries thereof. JCC also agrees that it shall not claim or assert it is a third party beneficiary or possesses any derivative claims under the Guaranty.

         22. Disclosure. JCC hereby acknowledges that the Guarantors have informed them (i) not to infer or assume that the Guarantors will renew the Guaranty or this Agreement or provide any Minimum Payment Extension Guaranty or any other guaranty; (ii) that the Guarantors will consider only their own best interests in determining whether or not to renew the Guaranty or this Agreement or provide any Minimum Payment Extension Guaranty or any other guaranty; (iii) that the Guarantors are involved in a number of different capacities in connection with the reorganization of and the governance of JCC and JCC Holding Company, and the operation of the Casino; and (iv) that there can be no assurance that the Casino will perform as set forth in the projections and/or feasibility study set forth in the Plan and Disclosure Statement circulated therewith.

23. Amendment of Obligations. The Guaranty hereunder is provided on the express condition that JCC shall not amend or modify the Casino Operating Contract in any way to increase the obligations under the Guaranty or adversely affect the Guarantors without the prior written agreement of the Guarantors, and any such amendment or modification shall have no force or effect in respect of the Guarantors or the Guaranty.

         24. Independent Agreement. This Agreement is independent of and shall survive any cancellation or termination of the Casino Operating Contract.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     JCC HOLDING COMPANY, a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     HARRAH'S ENTERTAINMENT, INC., a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     HARRAH'S OPERATING COMPANY, INC., a
                                     Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------




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